Exhibit 10(e)

AMENDMENT TO REYNOLDS METALS COMPANY

BENEFIT RESTORATION PLAN

FOR NEW RETIREMENT PROGRAM

Pursuant to Section 6 of the Reynolds Metals Company Benefit Restoration Plan For New Retirement Program (“Plan”), the Plan is amended effective September 1, 2014, as follows:

1. A new Section 4.04 shall be added to the Plan to allow the Employer or its delegate, including but not limited to the Benefits Management Committee of Alcoa Inc., in its sole and absolute discretion, to require that participants take distributions of balances in the Plan where the present value of a Participant’s nonqualified benefits under all nonqualified defined benefit plans of the Alcoa Inc., not otherwise payable under the provisions of the Plan, shall be equal to or less than the Internal Revenue Code Section 402(g) limit, as follows:

“4.04 Notwithstanding any provision to the contrary in this Plan, if at any time the present value of a Participant’s nonqualified benefits under all nonqualified defined benefit plans of Alcoa Inc. and all members of its controlled group of corporations, not otherwise payable under the provisions of the Plan, shall be equal to or less than the Internal Revenue Code Section 402(g) limit in effect at the time of any payment event (for 2014, $17,500 or less and as adjusted from time to time by the Internal Revenue Service), the Employer or its delegate, including but not limited to the Benefits Management Committee of Alcoa Inc., may, in its sole and absolute discretion, elect to distribute the entire benefit to the Participant in the form of a lump sum payment, in lieu of any other benefit payable under the Plan. The present value shall be determined by the Employer or its delegate, including but not limited to the Benefits Management Committee of Alcoa Inc., in its sole and absolute discretion, using reasonable actuarial assumptions. The distribution of the lump sum shall be made as soon as reasonably practicable, but no later than ninety (90) days after a payment event or two and one-half (2  1⁄2) months after the year of the payment event, whichever is later. This payment shall extinguish any and all liability under this Plan and any and all the plans from which the lump sum is provided.”

2. In all other respects, the Plan is ratified and confirmed.